Exhibit 99.1

Potlatch and Deltic Timber to Combine to Create Leading Timberland REIT

and Lumber Manufacturer

Combined Company will Have Diversified Timberland Base of Approximately 2 Million Acres, 1.2 Billion Board Feet of Lumber Capacity and 300 Million Square Feet of Panel Capacity

Significantly Increases Scale to Drive Future Growth by Uniting Highly Complementary Businesses

Creates Productive and Diverse Portfolio of Real Estate Opportunities

Compelling Synergies and Productivity Improvements Expected to Drive Approximately $50 Million Increase in Pro Forma Cash Available for Distribution by End of Year Two

Potlatch Raises Annual Dividend From $1.50 to $1.60 per Share; Share Repurchase Authorization of $54 Million Remains in Place

Transaction Expected to Close in First Half of 2018

Companies to Host Conference Call and Webcast Today at

5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time

SPOKANE, Wash., EL DORADO, Ark. – October 23, 2017 – Potlatch Corporation (NASDAQ: PCH) (“Potlatch”) and Deltic Timber Corporation (NYSE: DEL) (“Deltic”) today announced that they have entered into a definitive agreement to combine in an all-stock transaction and create a leading domestic timberland owner and top-tier lumber manufacturer. The combined company will be named PotlatchDeltic Corporation and its shares will trade on the Nasdaq Stock Market under the ticker PCH.

Based on the closing stock prices of Potlatch and Deltic on October 20, 2017, the combined company is expected to have a pro forma equity market capitalization of approximately $3.3 billion and a total enterprise value of more than $4.0 billion, including approximately $700 million in net debt. Following completion of the transaction, the combined company will have more than 1,500 employees serving over 200 customers through operations across its extensive timberland and lumber manufacturing portfolio.

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, Deltic stockholders will receive 1.80 common shares of Potlatch stock for each common share of Deltic that they own. Following the close of the transaction, Potlatch stockholders will own approximately 65% of the combined company, and Deltic stockholders will own approximately 35% on a fully diluted basis.

The agreement also provides for Deltic to convert to a REIT structure, effective at the closing date of the transaction, ensuring the combined company achieves the most efficient tax structure. As part of the REIT conversion process, Deltic’s accumulated earnings and profits, which are estimated to be approximately $250 million, will be distributed to stockholders of the combined company through a dividend consisting of 80% stock and 20% cash by the end of 2018.

The combination brings together two leading timberland owners and lumber manufacturers. Together, the combined company will have a highly productive and diverse timberland portfolio of approximately 2 million acres, with approximately 1.1 million acres in the U.S. South, 600,000 acres in Idaho, and 150,000 acres in Minnesota. In addition, upon completion of the transaction, the company will operate eight wood products manufacturing facilities, including six lumber manufacturing facilities, one medium density fiberboard (“MDF”) facility and one industrial plywood mill. In total, the combined company will have lumber capacity of 1.2 billion board feet, making it one of the leading producers in the U.S. Furthermore, the company’s lumber capacity will be heavily weighted towards high-margin southern yellow pine lumber, with over half of the company’s capacity being produced at its three southern mills. The transaction also combines two highly complementary and successful real estate businesses.

Mike Covey, Chairman and Chief Executive Officer of Potlatch, said, “With this transaction, we unite two great timber companies uniquely positioned to drive value for our stockholders and benefits for our customers, partners and employees. The complementary businesses make us a natural fit. With Deltic, we gain significant scale particularly through nearly one million acres in Arkansas and substantially expanded sawmill capacity. Together, we can realize significant productivity improvements by sharing best practices across both businesses, implementing optimal silvicultural practices, increasing harvest levels and improving lumber manufacturing volumes. We look forward to completing the transaction and are confident that together we will create a top-tier timber REIT.”

Robert C. Nolan, Chairman of Deltic, said, “Earlier this year, the Deltic Board of Directors began a comprehensive assessment of a range of options aimed at maximizing value for Deltic stockholders. The Board is extremely pleased that this process led to our combination with Potlatch, as we believe it offers the best path toward achieving our shared goals. We are confident that the combined company has the capacity to enhance value greatly in excess of what could be achieved by either company independently.”

John Enlow, President and Chief Executive Officer of Deltic, said, “This partnership with Potlatch not only maximizes value for our stockholders but also provides them with the opportunity to participate in the significant upside potential of this combination. Furthermore, uniting our high-quality assets, including our deeply talented and dedicated employees, will greatly enhance the potential of PotlatchDeltic. We look forward to working together to ensure a seamless transition and capitalize on the robust opportunities for growth and success.”

Potlatch and Deltic: A Stronger Platform for Growth

The combination offers significant strategic and financial opportunities beyond what could be achieved by each company on a standalone basis, notably through:

•	Complementary Acreage and Operations. The combination will result in approximately 933,000 acres in Arkansas and northern Louisiana, as well as sawmill capacity of 630 million board-feet (“MMBF”) within Arkansas. Operational synergies are expected to be achieved through expanded harvest volumes as well as increased lumber production. The company will benefit from sharing of best-in-class practices across both companies to optimize silviculture, logistics and lumber manufacturing productivity, as well as the ability to achieve operational efficiencies through integrating systems and resources. Further, the combined company will be the timber REIT with the most exposure to strengthening lumber markets and to continued improvement in U.S. housing.

•	Compelling Synergy Opportunities. The combined company expects to realize approximately $50 million after-tax cash synergies and operational efficiencies, driven by a combination of corporate and operational synergies. Increasing lumber production and harvest volumes comprise slightly over half of the estimated $50 million in synergies, while overhead cost savings and conversion to tax-efficient REIT status make up the remainder. Potlatch and Deltic expect run rate synergies to be achieved by the end of the second year, with additional opportunities over the longer term.

•	Robust Financial Profile. The transaction will create enhanced scale to drive future growth, with combined market capitalization of over $3 billion and enterprise value of over $4 billion. Cash available for distribution (“CAD”) per share will be accretive in the first full year post-close and 5% CAD accretive in year two. The combined company is committed to achieving an investment grade credit rating.

•	Stronger Stockholder Returns. Both companies intend to maintain dividend payments through completion of the transaction and in a separate news release Potlatch has announced an increase of its annual dividend from $1.50 per share to $1.60 per share, beginning in the fourth quarter of 2017.

Leadership, Board Composition and Headquarters

The leadership team will comprise top talent from both companies. Upon closing of the transaction, Mike Covey will continue to serve as Chairman and CEO, and Eric Cremers will continue to serve as President and COO. John Enlow, currently President and CEO of Deltic, will serve as the company’s Vice Chairman and will lead the integration of the two businesses.

The Board of Directors of the combined company will comprise eight Directors from Potlatch and four Directors from Deltic.

The corporate headquarters will be maintained in Spokane, Washington, with the southern operational headquarters located in El Dorado, Arkansas.

Timing and Approvals

The transaction is expected to close in the first half of 2018. The transaction requires the approval of stockholders of both Potlatch and Deltic and is subject to the satisfaction of customary closing conditions and regulatory approvals.

Advisors

BofA Merrill Lynch is serving as financial advisor and Perkins Coie LLP is serving as legal advisor to Potlatch. Goldman Sachs & Co. LLC is serving as financial advisor and Davis Polk & Wardwell LLP is serving as legal advisor to Deltic.

Conference Call Information

The two companies will host a joint conference call today at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time to discuss this transaction. Investors may access the webcast at www.potlatchcorp.com by clicking on the Investor Resources link or by conference call at 1-866-393-8403 for U.S./Canada and 1-706-679-7929 for international callers. Participants will be asked to provide conference I.D. number 90286636.

A replay of the conference call will be available two hours following the call until October 30, 2017 by calling 1-800-585-8367 for U.S./Canada or 1-404-537-3406 for international callers. Callers must enter conference I.D. number 90286636 to access the replay.

In a separate news release, Potlatch announced its financial results for the third quarter of 2017. Immediately prior to the discussion of the transaction, Potlatch will discuss its financial results for the quarter. In light of today’s announced agreement with Deltic, Potlatch has cancelled its previously scheduled 2017 third quarter earnings call on Tuesday, October 24, 2017 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time.

About Potlatch

Potlatch is a Real Estate Investment Trust (REIT) with approximately 1.4 million acres of timberland in Alabama, Arkansas, Idaho, Minnesota and Mississippi. Potlatch, a certified forest practices leader, is committed to providing superior returns to stockholders through long-term stewardship of its forest resources. The company also conducts a land sales and development business and operates wood products manufacturing facilities through its taxable REIT subsidiary. More information about Potlatch can be found on the company’s website at www.potlatchcorp.com.

About Deltic

Deltic Timber Corporation is a natural resources company focused on the efficient and environmentally responsible management of its land holdings. The Company owns approximately 530,000 acres of timberland, operates two sawmills and a medium density fiber-board plant, and is engaged in real estate development. Headquartered in El Dorado, Arkansas, the Company’s operations are located primarily in Arkansas and north Louisiana.

ADDITIONAL INFORMATION

This communication is being made in respect of the proposed merger transaction involving Potlatch Corporation (“Potlatch”) and Deltic Timber Corporation (“Deltic”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed merger, Potlatch and Deltic will file relevant materials with the Securities and Exchange Commission (“SEC”), including a Potlatch registration statement on Form S-4 that will include a joint proxy statement of Potlatch and Deltic and also constitutes a prospectus of Potlatch. Potlatch and Deltic also plan to file other documents with the SEC regarding the proposed merger transaction and a definitive joint proxy statement/prospectus will be mailed to stockholders of Potlatch and Deltic. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF POTLATCH AND DELTIC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The joint proxy statement/prospectus, as well as other filings containing information about Potlatch and Deltic will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, when available, without charge, from Potlatch’s website at http://www.Potlatchcorp.com under the Investor Resources tab (in the case of documents filed by Potlatch) and on Deltic’s website at https://www.Deltic.com under the Investor Relations tab (in the case of documents filed by Deltic).

Potlatch and Deltic, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Deltic and Potlatch in respect of the proposed merger transaction. Certain information about the directors and executive officers of Potlatch is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 17, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on April 3, 2017 and its Current Report on Form 8-K, which was filed on May 1, 2017. Certain Information about the directors and executive officers of Deltic is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 7, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 20, 2017, its supplement to the proxy statement for its 2017 annual meeting of the stockholders, which was filed with the SEC on March 30, 2017 and its Current Reports on Form 8-K, which were filed with the SEC on September 1, 2017, May 2, 2017, March 8, 2017 and February 27, 2017. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about Potlatch and Deltic that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between Potlatch and Deltic, the proposed impact of the merger on Potlatch’s financial results, the estimated distribution of Deltic’s accumulated earnings and profits, and the integration of Deltic’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about Potlatch and Deltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of stockholder approvals, the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Deltic’s operations with those of Potlatch will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); dilution caused by Potlatch’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the diversion of management time on transaction related issues; the estimation of Deltic’s accumulated earnings and profits is preliminary and may change with further due diligence; general competitive, economic, political and market conditions and fluctuations, including changes in interest rates, credit availability, adverse weather, cost and availability of materials used to manufacture products, natural gas pricing and volumes produced; changes in the regulatory environment; the cyclical nature of the industry in which the parties operate; and the other factors described in Potlatch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC, or described in Deltic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and its most recent Quarterly Reports on Form 10-Q filed with the SEC. Potlatch and Deltic assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

Contacts

For Potlatch

(Investors)

Jerry Richards

1-509-835-1521

(Media)

Mark Benson

1-509-835-1513

For Deltic

Anna Torma

1-870- 881-6463

ir@deltic.com

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